UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900
McLean, VA 22102
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)           On April 20, 2011, Primus Telecommunications Group, Incorporated. (“Primus”) dismissed Deloitte & Touche LLP, which had served as Primus’s independent registered public accounting firm.  The decision to dismiss Deloitte & Touche LLP was considered and approved by the Audit Committee of the Board of Directors.

The report of independent registered public accounting firm of Deloitte & Touche LLP relating to its audits of the consolidated financial statements of Primus as of and for the years ended December 31, 2010 and as of and for the six months ended December 31, 2009 (successor periods), and for the six months ended July 1, 2009 (predecessor period) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: Deloitte & Touche LLP’s report dated March 25, 2011, relating to its audits of the consolidated financial statements of Primus for the periods described in this paragraph contained the following statement: “As discussed in Notes 2 and 4 to the consolidated financial statements, during 2009 the Company and certain subsidiaries filed for reorganization under Chapter 11 of the United States bankruptcy code, and emerged from bankruptcy under a plan of reorganization. As a consequence, the Company adopted fresh-start accounting in accordance with Accounting Standards Codification (“ASC”) No. 852, Reorganizations.”

During the two fiscal years ended December 31, 2009 and 2010, and subsequently through April 20, 2011 (the “Relevant Period”), there were no (1) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their report to the subject matter of the disagreement, or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions), other than that Primus reported a material weakness in its internal control over financial reporting as of December 31, 2009 due to a material weakness that existed in its internal control over accounting for foreign currency transaction gain (loss) and as of December 31, 2010 due to a material weakness that existed in its internal control over accounting for income taxes.

Primus has provided Deloitte & Touche LLP with a copy of this disclosure and has requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements, and if not, stating the respect in which Deloitte & Touche LLP does not agree. A copy of such letter, dated April 26, 2011, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           On April 20, 2011, Primus determined to engage BDO USA LLP (“BDO”) as Primus’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The decision to engage BDO was considered and approved by the Audit Committee of the Board of Directors.  During the Relevant Period, neither Primus nor anyone acting on its behalf consulted with BDO regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Primus’s financial statements, and neither a written report was provided to Primus or oral advice was provided that BDO concluded was an important factor considered by Primus in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a “disagreement” or a “reportable event”.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: April 26, 2011	By:	/s/ Christie A. Hill
	Name:	Christie A. Hill, Esq.
	Title:	General Counsel, Secretary and Senior Vice President, Compliance Officer